                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                                  SUB-ADVISORY AGREEMENT
                                                  ----------------------

THIS AGREEMENT is between American Skandia Investment Services, Incorporated and Prudential Investments LLC (the
"Investment Manager") and INVESCO Funds Group, Inc. (the "Sub-Adviser").

                                                    W I T N E S S E T H

WHEREAS,  American  Skandia  Advisor  Funds,  Inc. (the  "Company") is a Maryland  corporation  organized  with one or more series of shares and is  registered  as an open-end  management  investment  company  under the  Investment  Company Act of
1940, as amended (the "ICA"); and

WHEREAS,  the  Investment  Manager and the  Sub-Adviser  each is an  investment  adviser  registered  under the  Investment
Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS,  the  Board of  Directors  of the  Company  (the  "Directors")  have  engaged  the  Investment  Manager  to act as investment manager for the ASAF INVESCO Capital Income Fund (the "Fund"),  one series of the Company,  under the terms of a management agreement, dated May 1, 2003, with the Company (the  "Management Agreement"); and

WHEREAS, the Investment Manager,  acting pursuant to the Management  Agreement,  wishes to engage the Sub-Adviser,  and the
Directors have approved the engagement of the Sub-Adviser,  to provide investment advice and other investment  services set forth below.

NOW, THEREFORE, the Investment Manager and the Sub-Adviser agree as follows:

1.  Investment  Services.  The  Sub-Adviser  will  formulate  and  implement a continuous  investment  program for the Fund conforming to the investment  objective,  investment policies and restrictions of the Fund as set forth in the Registration
Statement  of the Company as in effect from time to time (the  "Registration  Statement"),  the  Agreement  and Articles of
Incorporation  and  By-laws  of  the  Company,  and  any  investment  guidelines  or  other  instructions  received  by the
Sub-Adviser  in writing from the  Investment  Manager from time to time.  Any  amendments to the foregoing  documents  will not be deemed  effective  with  respect  to the  Sub-Adviser  until the  Sub-Adviser's  receipt  thereof.  The  appropriate officers and  employees of the  Sub-Adviser  will be available  to consult  with the  Investment  Manager,  the Company and
Directors at reasonable times and upon reasonable  notice concerning the business of the Company,  including  valuations of securities  which are not  registered  for public sale,  not traded on any  securities  market or  otherwise  may be deemed illiquid for purposes of the ICA;  provided it is understood  that the  Sub-Adviser is not responsible for daily pricing of the Fund's assets.

         Subject  to  the  supervision  and  control  of  the  Investment  Manager,   which  in  turn  is  subject  to  the
supervision  and  control  of  the  Directors,  the  Sub-Adviser  in  its  discretion  will  determine  which  issuers  and securities  will be  purchased,  held,  sold or  exchanged by the Fund or otherwise  represented  in the Fund's  investment
Fund from time to time and,  subject to the  provisions  of  paragraph  3 of this  Agreement,  will place  orders  with and give  instructions to brokers,  dealers and others for all such  transactions  and cause such  transactions to be executed.
Custody of the Fund will be maintained by a custodian  bank (the  "Custodian")  and the  Investment  Manager will authorize the Custodian to honor orders and  instructions  by employees of the  Sub-Adviser  designated by the  Sub-Adviser to settle transactions  in respect of the Fund.  No assets may be withdrawn  from the other than for  settlement of  transactions  on behalf of the Fund  except  upon the  written  authorization  of  appropriate  officers  of the Company who shall have been certified as such by proper authorities of the Company prior to the withdrawal.

         The Sub-Adviser will not be responsible for the provision of  administrative,  bookkeeping or accounting  services to the Fund except as specifically  provided herein,  as required by the ICA or the Advisers Act or as may be necessary for
the  Sub-Adviser  to  supply  to  the  Investment   Manager,   the  Fund  or  the  Fund's   shareholders   the  information
required  to be provided by the  Sub-Adviser  hereunder.  Any records  maintained  hereunder  shall be the  property of the
Fund and surrendered promptly upon request.

         In furnishing  the services under this  Agreement,  the  Sub-Adviser  will comply with and use its best efforts to enable  the  Fund to  conform  to the  requirements  of:  (i) the ICA and  the  regulations  promulgated  thereunder;  (ii)
Subchapter M of the Internal Revenue Code and the regulations  promulgated  thereunder;  (iii) other applicable  provisions of state or federal law;  (iv) the  Agreement and Articles of  Incorporation  and By-laws of the Company;  (v) policies and determinations  of the Company and the Investment  Manager  provided to the  Sub-Adviser in writing;  (vi) the  fundamental and  non-fundamental  investment  policies  and  restrictions  applicable  to  the  Fund,  as set  out in the  Registration
Statement  in  effect,  or as such  investment  policies  and  restrictions  from time to time may be amended by the Fund's
shareholders   or  the   Directors   and   communicated   to  the   Sub-Adviser   in   writing;   (vii)  the   Registration
Statement;  and (viii)  investment  guidelines  or other  instructions  received in writing  from the  Investment  Manager.
Notwithstanding  the foregoing,  the Sub-Adviser  shall have no  responsibility  to monitor  compliance with limitations or restrictions  for which  information  from the  Investment  Manager  or its  authorized  agents is  required  to enable the
Sub-Adviser  to monitor  compliance  with such  limitations  or  restrictions  unless such  information  is provided to the
Sub-adviser in writing.  The Sub-Adviser shall supervise and monitor the activities of its  representatives,  personnel and agents in connection with the investment program of the Fund.

Nothing in this Agreement  shall be implied to prevent the Investment  Manager from engaging other  sub-advisers to provide investment  advice and other  services to the Fund or to series of the Company for which the  Sub-Adviser  does not provide such  services,  or to prevent the Investment  Manager from providing such services  itself in relation to the Fund or such other series.  The Sub-Advisor and the Investment  Manager  understand and agree that if the Investment Manager manages the
Fund in a  "manager-of-managers"  style,  the Investment  Manager will,  among other things,  (i) continually  evaluate the performance of the Sub-Advisor through quantitative and qualitative  analysis and consultations with the Sub-Advisor,  (ii)
periodically make  recommendations  to the Company's Board as to whether the contract with one or more sub-advisors  should be renewed,  modified or terminated,  and (iii)  periodically  report to the Company's  Board  regarding the results of its evaluation and monitoring  functions.  The Sub-Advisor  recognizes that its services may be terminated or modified pursuant to this process.

                  The Sub-Advisor  acknowledges that the Investment  Manager and the Company intend to rely on Rules 17a-10 and 10f-3 under the ICA, to the extent  applicable,  and the  Sub-Advisor  hereby agrees that it shall not consult with any other  Sub-Advisor to the Fund or the Company with respect to  transactions  in securities for the Fund's  portfolio or any other  transactions  of Fund  assets.  The  Sub-Advisor  further  acknowledges  that it shall  not  consult  with any other sub-advisor of the Fund that is a principal  underwriter or an affiliated  person of a principal  underwriter  with respect to transactions in securities for the Fund's  portfolio or any other  transactions of Fund assets,  and that its investment advisory  responsibilities  as set forth in this Agreement are limited to such discrete  portion of the Fund's portfolio as determined by the Investment Manager.

         The Sub-Adviser  shall be responsible for the preparation and filing of Schedule 13-G and Form 13-F reflecting the
Fund's  securities  holdings.  The Sub-Adviser  shall not be responsible for the preparation or filing of any other reports required of the Fund by any governmental or regulatory agency, except as expressly agreed to in writing.

2. Investment Advisory  Facilities.  The Sub-Adviser,  at its expense,  will furnish all necessary  investment  facilities, including salaries of personnel, required for it to execute its duties hereunder.

3.  Execution of Fund  Transactions.  In connection  with the investment  and  reinvestment  of the assets of the Fund, the
Sub-Adviser is responsible for the selection of  broker-dealers  to execute purchase and sale  transactions for the Fund in conformity  with the  policy  regarding  brokerage  as set forth in the  Registration  Statement  or as the  Directors  may
determine  from  time  to  time,  as  well  as  the  negotiation  of  brokerage   commission   rates  with  such  executing
broker-dealers.   Generally,  the  Sub-Adviser's  primary  consideration  in  placing  Fund  investment  transactions  with broker-dealers  for execution  will be to obtain,  and maintain the  availability  of, best execution at the best available price.

         Consistent with this policy, the Sub-Adviser,  in selecting  broker-dealers and negotiating  brokerage  commission rates,  will take all relevant factors into  consideration,  including,  but not limited to: the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and difficulty in executing the order;
and the value of the expected  contribution of the broker-dealer to the investment  performance of the Fund on a continuing basis.  Subject to such policies and procedures as the Directors may determine,  the  Sub-Adviser  shall have discretion to effect  investment  transactions  for  the  Fund  through  broker-dealers  (including,  to  the  extent  permissible  under applicable law,  broker-dealers  affiliated with the Sub-Adviser)  qualified to obtain best execution of such  transactions who provide brokerage and/or research  services,  as such services are defined in section 28(e) of the Securities  Exchange
Act of 1934,  as amended (the "1934 Act"),  and to cause the Fund to pay any such  broker-dealers  an amount of  commission for  effecting  a Fund  investment  transaction  in excess of the amount of  commission  another  broker-dealer  would have charged for  effecting  that  transaction,  if the  Sub-Adviser  determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the Sub-Adviser's  overall  responsibilities with respect to the Fund and other  accounts  as to which the  Sub-Adviser  exercises  investment  discretion  (as such term is  defined  in section
3(a)(35) of the 1934 Act).  Allocation of orders  placed by the  Sub-Adviser  on behalf of the Fund to such  broker-dealers shall be in such  amounts  and  proportions  as the  Sub-Adviser  shall  determine  in good  faith in  conformity  with its responsibilities  under applicable  laws,  rules and  regulations.  The Sub-Adviser will submit reports on such allocations to the Investment  Manager regularly as requested by the Investment  Manager,  in such form as may be mutually agreed to by the parties hereto, indicating the broker-dealers to whom such allocations have been made and the basis therefor.

         Subject the foregoing  provisions of this paragraph 3, the  Sub-Adviser may also consider the sale of interests in the Fund,  or may  consider or follow  recommendations  of the  Investment  Manager that take such sales into  account,  as factors in the  selection  of  broker-dealers  to effect the Fund's  investment  transactions.  Notwithstanding  the above, nothing shall require the  Sub-Adviser  to use a  broker-dealer  which  provides  research  services or to use a particular broker-dealer which the Investment Manager has recommended.

4. Reports by the  Sub-Adviser.  The  Sub-Adviser  shall  furnish the  Investment  Manager  monthly,  quarterly  and annual reports, in such form as may be mutually agreed to by the parties hereto, concerning transactions and performance of the
Fund, including  information required in the Registration  Statement or information necessary for the Investment Manager to review the Fund or discuss  the  management  of it. The  Sub-Adviser  shall  permit the books and records  maintained  with respect to the Fund to be inspected and audited by the Company,  the Investment  Manager or their respective  agents at all reasonable times during normal business hours upon reasonable  notice.  The Sub-Adviser shall  immediately  notify both the
Investment  Manager and the  Company of any legal  process  served upon it in  connection  with its  activities  hereunder, including any legal process served upon it on behalf of the Investment  Manager,  the Fund or the Company.  The Sub-Adviser
shall  promptly  notify the  Investment  Manager  of any  changes  in any  information  regarding  the  Sub-Adviser  or the investment program for the Fund as described in Section 9 of this Agreement.

5.  Compensation  of the  Sub-Adviser.  The amount of the  compensation  to the  Sub-Adviser is computed at an annual rate.
The fee shall be payable  monthly in  arrears,  based on the average  daily net assets of the Fund for each  month,  at the annual rate set forth in Exhibit A to this Agreement.

         In computing the fee to be paid to the  Sub-Adviser,  the net asset value of the Fund shall be valued as set forth in the  Registration  Statement.  If this Agreement is terminated,  the payment  described  herein shall be prorated to the date of termination.

         The  Investment  Manager and the  Sub-Adviser  shall not be  considered  as partners  or  participants  in a joint venture.  The  Sub-Adviser  will pay its own expenses for the services to be provided  pursuant to this  Agreement and will not be  obligated  to pay  any  expenses  of  the  Investment  Manager,  the  Fund  or the  Company.  Except  as  otherwise specifically  provided herein, the Investment  Manager,  the Fund and the Company will not be obligated to pay any expenses of the Sub-Adviser.

6. Delivery of Documents to the Sub-Adviser.  The Investment  Manager has furnished the Sub-Adviser with true,  correct and complete copies of each of the following documents:

         (a)      The Agreement and Articles of Incorporation, as in effect on the date hereof;

         (b)      The By-laws of the Company, as in effect on the date hereof;

         (c)      The resolutions of the Directors  approving the engagement of the Sub-Adviser as Fund manager of the Fund and approving the form of this Agreement;

         (d)      The resolutions of the Directors  selecting the Investment  Manager as investment manager to the Fund and approving the form of the Management Agreement;

         (e)      The Management Agreement;

         (f)      The Code of Ethics of the Company and of the Investment Manager, as in effect on the date hereof; and

         (g)      A list of companies the securities of which are not to be bought or sold for the Fund.

         The  Investment  Manager  will  furnish the  Sub-Adviser  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements to the foregoing,  if any. Such amendments or supplements as to items (a)  through  (f)  above  will be  provided  within 30 days of the time such  materials  become  available  to the
Investment  Manager.  Such  amendments or  supplements  as to item (g) above will be provided not later than the end of the business  day next  following  the date  such  amendments  or  supplements  become  known to the  Investment  Manager.  Any amendments  or  supplements  to the  foregoing  will not be deemed  effective  with  respect to the  Sub-Adviser  until the
Sub-Adviser's  receipt  thereof.  The Investment  Manager will provide such  additional  information as the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

7. Delivery of Documents to the  Investment  Manager.  The  Sub-Adviser  has furnished  the  Investment  Manager with true, correct and complete copies of each of the following documents:

         (a) The Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission as of the date hereof;

         (b)      The Sub-Adviser's most recent balance sheet;

         (c)  Separate  lists of  persons  who the  Sub-Adviser  wishes to have  authorized  to give  written  and/or  oral instructions  to Custodians of Company assets for the Fund; and

         (d) The Code of Ethics of the Sub-Adviser, as in effect on the date hereof.

         The  Sub-Adviser  will  furnish the  Investment  Manager  from time to time with  copies,  properly  certified  or otherwise  authenticated,  of all amendments of or supplements  to the  foregoing,  if any. Such  amendments or supplements will be  provided  within 30 days of the time such  materials  become  available  to the  Sub-Adviser.  Any  amendments  or supplements  to the foregoing  will not be deemed  effective  with respect to the  Investment  Manager until the Investment
Manager's receipt thereof.  The Sub-Adviser will provide  additional  information as the Investment  Manager may reasonably request in connection with the Sub-Adviser's performance of its duties under this Agreement.

8.  Confidential  Treatment.  The  parties  hereto  understand  that any  information  or  recommendation  supplied  by the
Sub-Adviser in connection with the performance of its obligations  hereunder is to be regarded as confidential  and for use only by the Investment  Manager,  the Company or such persons the Investment  Manager may designate in connection  with the
Fund. The parties also understand  that any  information  supplied to the Sub-Adviser in connection with the performance of its obligations  hereunder,  particularly,  but not limited to, any list of securities  which may not be bought or sold for the Fund,  is to be regarded as  confidential  and for use only by the  Sub-Adviser  in connection  with its  obligation to provide investment advice and other services to the Fund.

9.  Representations  of the Parties.  Each party hereto hereby  further  represents  and warrants to the other that: (i) it is  registered as an  investment  adviser  under the Advisers Act and is  registered  or licensed as an investment  adviser under the laws of all  jurisdictions in which its activities  require it to be so registered or licensed;  and (ii) it will use its  reasonable  best efforts to maintain each such  registration  or license in effect at all times during the term of this  Agreement;  and (iii) it will promptly  notify the other if it ceases to be so  registered,  if its  registration  is suspended for any reason,  or if it is notified by any regulatory  organization or court of competent  jurisdiction that it should show cause why its  registration  should not be suspended or  terminated;  and (iv) it is duly  authorized  to enter into this Agreement and to perform its obligations hereunder.

         The Sub-Adviser  further  represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1(b)
of the ICA.  The  Sub-Adviser  shall be  subject  to such Code of Ethics  and shall  not be  subject  to any other  Code of
Ethics,  including  the  Investment  Manager's  Code  of  Ethics,  unless  specifically  adopted  by the  Sub-Adviser.  The
Investment  Manager further  represents and warrants to the Sub-Adviser  that (i) the appointment of the Sub-Adviser by the
Investment  Manager  has been duly  authorized  and (ii) it has  acted  and will  continue  to act in  connection  with the transactions  contemplated hereby, and the transactions  contemplated hereby are, in conformity with the ICA, the Company's governing documents and other applicable laws.

10.  Liability.  In the  absence  of willful  misfeasance,  bad faith,  gross  negligence  or  reckless  disregard  for its obligations  hereunder,  the  Sub-Adviser  shall not be liable to the Company,  the Fund,  the Fund's  shareholders  or the
Investment  Manager  for any act or  omission  resulting  in any  loss  suffered  by the  Company,  the  Fund,  the  Fund's shareholders  or the  Investment  Manager in  connection  with any service to be provided  herein.  The Federal laws impose responsibilities  under certain circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way constitute a waiver or limitation of any rights which the Company,  the Fund or the  Investment  Manager may have under applicable law.

11. Other  Activities of the  Sub-Adviser.  The Investment  Manager agrees that the  Sub-Adviser and any of its partners or employees,  and persons  affiliated  with the  Sub-Adviser  or with any such  partner or  employee,  may render  investment management or advisory  services to other investors and  institutions,  and that such investors and  institutions  may own, purchase or sell,  securities  or other  interests in property  that are the same as,  similar to, or different  from those which are selected for  purchase,  holding or sale for the Fund.  The  Investment  Manager  further  acknowledges  that the
Sub-Adviser  shall be in all respects free to take action with respect to  investments  in  securities  or other  interests in property  that are the same as,  similar to, or  different  from those  selected for  purchase,  holding or sale for the
Fund.  The  Investment  Manager  understands  that the  Sub-Adviser  shall not favor or disfavor  any of the  Sub-Adviser's clients  or class of  clients  in the  allocation  of  investment  opportunities,  so that to the  extent  practical,  such opportunities  will be  allocated  among the  Sub-Adviser's  clients over a period of time on a fair and  equitable  basis.
Nothing in this  Agreement  shall impose upon the  Sub-Adviser  any  obligation  (i) to purchase or sell,  or recommend for purchase or sale, for the Fund any security which the  Sub-Adviser,  its partners,  affiliates or employees may purchase or sell for the Sub-Adviser or such  partner's,  affiliate's or employee's own accounts or for the account of any other client of the  Sub-Adviser,  advisory  or  otherwise,  or (ii) to  abstain  from  the  purchase  or sale of any  security  for the
Sub-Adviser's  other  clients,  advisory  or  otherwise,  which the  Investment  Manager  has  placed on the list  provided pursuant  to paragraph 6(g) of this Agreement.

12.  Continuance  and  Termination.  This  Agreement  shall  remain  in full  force and  effect  for one year from the date hereof,  and is  renewable  annually  thereafter  by  specific  approval of the  Directors  or by vote of a majority of the outstanding  voting  securities of the Fund.  Any such renewal shall be approved by the vote of a majority of the Directors who are not  interested  persons  under  the ICA,  cast in person at a meeting  called  for the  purpose  of voting on such renewal.  This Agreement may be terminated  without penalty at any time by the Investment  Manager or the Sub-Adviser  upon
60 days written  notice,  and will  automatically  terminate in the event of (i) its  "assignment"  by either party to this
Agreement,  as such term is  defined in the ICA,  subject  to such  exemptions  as may be  granted  by the  Securities  and
Exchange  Commission by rule,  regulation or order,  or (ii) upon  termination  of the Management  Agreement,  provided the
Sub-Adviser has received prior written notice thereof.

13.  Notification.  The  Sub-Adviser  will notify the  Investment  Manager  within a  reasonable  time of any change in the personnel  of the  Sub-Adviser  with  responsibility  for making  investment  decisions  in relation to the Fund (the "Fund
Manager(s)") or who have been authorized to give  instructions to the Custodian.  The Sub-adviser  shall be responsible for reasonable  out-of-pocket  costs and  expenses  incurred  by the  Investment  Manager,  the Fund or the Company to amend or supplement  the  Company's  prospectus  to reflect a change in Fund  Manager(s)  or  otherwise  to comply with the ICA, the
Securities  Act of 1933,  as amended  (the "1933 Act") or any other  applicable  statute,  law,  rule or  regulation,  as a result of such  change;  provided,  however,  that the  Sub-Adviser  shall not be  responsible  for such costs and expenses where the change in Fund  Manager(s)  reflects the  termination of employment of the Fund  Manager(s)  with the Sub-Adviser and its  affiliates  or is a result of a request  by the  Investment  Manager or is due to other  circumstances  beyond the
Sub-Adviser's control.

         Any notice,  instruction or other  communication  required or  contemplated by this Agreement shall be in writing.
All such  communications  shall be addressed to the  recipient at the address set forth below,  provided  that either party may, by notice, designate a different recipient and/or address for such party.

Investment Manager:        American Skandia Investment Services, Incorporated
                           Gateway Center Three
                           100 Mulberry Street
                           Newark, NJ 07102
                           Attention:  Robert F. Gunia
                           Executive Vice President

Sub-Adviser:               INVESCO Funds Group, Inc.
                           4350 South Monaco Street
                           Denver, Colorado 80237
                           Attention: Glen A. Payne, Esq.

Company:                   American Skandia Advisor Funds, Inc.
                           One Corporate Drive
                           Shelton, Connecticut 06484
                           Attention: Law Department

14.  Indemnification.  The  Sub-Adviser  agrees to indemnify  and hold  harmless the  Investment  Manager,  any  affiliated person within the meaning of Section  2(a)(3)of the ICA  ("affiliated  person") of the Investment  Manager and each person, if
any  who,  within  the  meaning  of  Section  15  of  the  1933  Act,  controls   ("controlling   person")  the  Investment
Manager,  against any and all losses,  claims,  damages,  liabilities or litigation  (including  reasonable legal and other expenses),  to  which  the  Investment  Manager  or  such  affiliated  person  or  controlling  person  of  the  Investment
Manager  may  become  subject  under  the 1933  Act,  the ICA,  the  Advisers  Act,  under any  other  statute,  law,  rule or  regulation,  at  common  law  or  otherwise,  arising  out  of  the  Sub-Adviser's  responsibilities  hereunder  (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross  negligence by the  Sub-Adviser,  any of the
Sub-Adviser's  employees or representatives  or any affiliate of or any person acting on behalf of the Sub-Adviser,  or (2)
as a result of any  untrue  statement  or alleged  untrue  statement  of a  material  fact  contained  in the  Registration
Statement,  including  any  amendment  thereof or any  supplement  thereto,  or the  omission or alleged  omission to state therein a material fact required to be stated therein or necessary to make the statement  therein not  misleading,  if such a  statement  or  omission  was  made in  reliance  upon  and in  conformity  with  written  information  furnished  by the
Sub-Adviser  to the Investment  Manager,  the Fund, the Company or any  affiliated  person of the Investment  Manager,  the
Fund or the  Company or upon verbal  information  confirmed  by the  Sub-Adviser  in writing,  or (3) to the extent of, and as a result of,  the  failure  of the  Sub-Adviser  to  execute,  or cause to be  executed,  Fund  investment  transactions according to the requirements of the ICA;  provided,  however,  that in no case is the Sub-Adviser's  indemnity in favor of the Investment  Manager or any affiliated  person or  controlling  person of the Investment  Manager deemed to protect such person  against any  liability to which any such person would  otherwise  be subject by reason of willful  misconduct,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its obligations and duties under this Agreement.

         The  Investment  Manager  agrees to indemnify  and hold harmless the  Sub-Adviser,  any  affiliated  person of the
Sub-Adviser  and each  controlling  person  of the  Sub-Adviser,  if any,  against  any and all  losses,  claims,  damages, liabilities or litigation  (including  reasonable  legal and other  expenses),  to which the Sub-Adviser or such affiliated person or  controlling  person of the  Sub-Adviser  may become subject under the 1933 Act, the ICA, the Advisers Act, under any  other  statute,  law,  rule or  regulation,  at common  law or  otherwise,  arising  out of the  Investment  Manager's responsibilities  as  investment  manager of the Fund (1) to the extent of and as a result of the willful  misconduct,  bad faith, or gross negligence by the Investment  Manager,  any of the Investment  Manager's  employees or  representatives  or any affiliate of or any person acting on behalf of the Investment  Manager,  or (2) as a result of any untrue  statement or alleged  untrue  statement of a material fact  contained in the  Registration  Statement,  including any amendment  thereof or any  supplement  thereto,  or the  omission  or  alleged  omission  to state  therein a  material  fact  required  to be stated  therein  or  necessary  to make  the  statement  therein  not  misleading,  if such a  statement  or  omission  was made  other  than  in  reliance  upon  and  in  conformity  with  written  information  furnished  by the  Sub-Adviser,  or any  affiliated  person  of the  Sub-Adviser  or other  than  upon  verbal  information  confirmed  by the  Sub-Adviser  in writing;  provided,  however,  that in no case is the  Investment  Manager's  indemnity in favor of the  Sub-Adviser or any affiliated  person or  controlling  person of the  Sub-Adviser  deemed to protect  such  person  against any  liability  to which any such  person  would  otherwise  be subject  by reason of willful  misconduct,  bad faith or gross  negligence  in the  performance  of its  duties  or by  reason  of its  reckless  disregard  of its  obligations  and  duties  under  this
Agreement.  It is agreed that the Investment  Manager's  indemnification  obligations  under this Section 14 will extend to expenses  and costs  (including  reasonable  attorneys  fees)  incurred by the  Sub-Adviser  as a result of any  litigation brought  by the  Investment  Manager  alleging  the  Sub-Adviser's  failure to perform  its  obligations  and duties in the manner required under this Agreement unless judgment is rendered for the Investment Manager.

15.  Conflict of Laws. The  provisions of this  Agreement  shall be subject to all  applicable  statutes,  laws,  rules and regulations,  including,  without limitation,  the applicable  provisions of the ICA and rules and regulations  promulgated thereunder.  To the extent that any provision  contained  herein  conflicts  with any such  applicable  provision of law or regulation,  the latter shall control.  The terms and provisions of this  Agreement  shall be interpreted  and defined in a manner  consistent  with the  provisions and  definitions  of the ICA. If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or otherwise,  the remainder of this  Agreement  shall  continue in full force and effect and shall not be affected by such invalidity.

16. Amendments,  Waivers,  etc.  Provisions of this Agreement may be changed,  waived,  discharged or terminated only by an instrument in writing  signed by the party against which  enforcement  of the change,  waiver,  discharge or termination is sought.  This Agreement  (including  Exhibit A hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the ICA and rules and regulations promulgated and orders granted thereunder.

17.  Governing  State Law. This  Agreement is made under,  and shall be governed by and construed in accordance  with,  the laws of the State of Connecticut.

18.  Severability.  Each  provision of this  Agreement is intended to be severable.  If any provision of this  Agreement is held to be illegal or made invalid by court decision,  statute,  rule or otherwise,  such illegality or invalidity will not affect the validity or enforceability of the remainder of this Agreement.

The effective date of this agreement is May 1, 2003.

FOR THE INVESTMENT MANAGER:                                            FOR THE SUB-ADVISER:

___________________________________                                   ___________________________________
Robert F. Gunia
Executive Vice President

Date:    ____________________________                                           Date:   __________________________

Attest:  ____________________________                                           Attest: __________________________

                                           American Skandia Advisor Funds, Inc.
                                             ASAF INVESCO Capital Income Fund
                                                  Sub-Advisory Agreement

                                                         EXHIBIT A

         An annual rate of .35% of the average daily net assets of the Fund.